EXHIBIT 10.5

DEBT FORGIVENESS AGREEMENT AND CANCELLATION OF NOTE

This DEBT FORGIVENESS AGREEMENT AND CANCELLATION OF NOTE (this “Agreement”) is made by and between Battery Future Acquisition Corp. (the “Company” or “SPAC”), and [________________] (the “Noteholder”) as of January 16, 2024. The Noteholder and the Company will be referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Company has entered into that certain Share Purchase Agreement, dated as of January 16, 2024 (the “Purchase Agreement”), by and among Camel Bay, LLC (“Buyer”), the Company, Battery Future Sponsor LLC (the “BFAC Sponsor”), Pala Investments Limited (“Pala”, together with BFAC Sponsor, the “Sponsors”), pursuant to which Buyer acquired a certain amount of Class B Ordinary Shares of the SPAC, par value $0.0001 per share (the “Founder Shares”), of the Company from the Sponsors (the transactions contemplated by the Purchase Agreement, the “Transactions”, and the consummation of the Transactions, the “Closing”);

WHEREAS, the Noteholder is the holder of that certain Convertible Promissory Note, dated __________, 20___, in the original principal amount of _________, made in favor of the Company (the “Note”) under which an aggregate of approximately $____________ of principal and interest is currently outstanding;

WHEREAS, it is a condition to the Closing that the Noteholder forgive the remaining balance of principal and interest due under the Note and to terminate the Note, in each case, on or prior to the Closing; and

WHEREAS, the Noteholder desires to forgive the remaining balance of principal and interest due under the Note and to terminate the Note, in each case, on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Consideration. The Noteholder acknowledges that as a holder of other securities of the Company, it will receive benefit from the Transactions, and such benefit constitutes full and fair consideration for forgiving the remaining balance of principal and interest due under the Note and terminating the Note.

2. Debt Forgiveness; Cancellation of Note. The Noteholder hereby waives, forgives, and cancels all remaining obligations owed by the Company to the Noteholder under the Note and, in connection therewith, the Note is hereby cancelled, voided, and of no further force or effect. In addition, the Parties agree and acknowledge that the Note is hereby terminated, voided and of no further force or effect.

3. Representations and Warranties. Each Party hereby represents and warrants to the other Party that (a) this Agreement constitutes the valid and binding obligation of such Party and (b) such Party has the power and authority to execute and deliver this Agreement. Additionally, the Noteholder hereby represents and warrants to the other Party that it is the lawful owner and holder of the Note, and that it has not transferred, assigned, hypothecated or otherwise conveyed or alienated any of its right, title, or interest in or to the Note.

4. Entire Agreement. This Agreement, together with the Purchase Agreement and that certain Warrant Termination Agreement entered into as of Closing as of even date herewith, contains and comprises the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes all previous covenants and agreements of any kind between the Parties with respect to such subject matter. The Parties also agree that the terms of this Agreement shall not be amended or changed except in writing and signed by a duly authorized representative of each Party.

5. Automatic Termination of Agreement. In the event of any termination of the Purchase Agreement pursuant to the terms thereof without the Transactions being consummated, this Agreement shall automatically become null and void and of no further force or effect.

6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

7. Third-Party Beneficiaries. Except as expressly provided, no provision of this Agreement is intended to, and no provision of this Agreement shall, confer upon any party other than the Parties (and their successors and assigns, if any) any rights or remedies under this Agreement. This Agreement is made, in part, in order to induce Buyer to consummate the Transactions and Buyer shall be an intended third party beneficiary of this Agreement.

8. Governing Law; Disputes. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provisions or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Any disputes involving the Parties shall be resolved in accordance with Section, which are hereby incorporated by reference. The Parties agree that the terms of Section 7.10 of the Purchase Agreement are incorporated by reference into this Agreement, mutatis mutandis, such that such terms shall apply to any disputes between the Parties relating to this Amendment.

9. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but both of which together shall constitute but one and the same instrument. Facsimile signatures shall be treated as originals for all purposes.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

COMPANY: BATTERY FUTURE ACQUISITION CORP.

By:
Name:
Title:

NOTEHOLDER: [_______________]

By:
Name:
Title: